Exhibit 99.1

Virtu Financial Lender Presentation January 2022

Speakers 2 Doug Cifu Chief Executive Officer • Co-founded Virtu in 2008 • Previously was a partner at the international law firm Paul, Weiss, Rifkind, Wharton & Garrison, where he served as a member of the Management Committee, Deputy Chair of the Corporate Department and Co-Head of the Private Equity Group • Serves on the Board of Directors of the U.S. Chamber of Commerce Joe Molluso Co-President and Co-Chief Operating Officer • Joined Virtu in 2013 as Chief Financial Officer • Played a central role in Virtu’s completed merger and integration of KCG Holdings and ITG as well as its initial public offering in 2015 • Previously served as Managing Director at J.P. Morgan in the Investment Banking Department, where he provided strategic advice to financial institutions with a focus on market structure related companies • Served on the Board of Directors of DTCC

Agenda 3 2 Business Overview 3 Business Update 5 Appendix Questions & Answers 4 1 Transaction Overview

Transaction Overview 4

Executive Summary Virtu Financial, Inc. (“Virtu” or the “Company”) is a leading technology-driven market maker and agency execution provider with superior scale across 235+ venues, 36 countries, and 25,000+ securities and other financial instruments Publically traded on Nasdaq (NASDAQ: VIRT) The Company generated Adjusted Net Trading Income1,2 of $1,880mm and Adjusted EBITDA2 of $1,317mm, reflecting a 70.0% Adjusted EBITDA margin2,3 for last twelve months ended September 30, 2021 The Company is seeking to refinance its existing $1,600mm first lien term loan facility due 2026 with a new $1,800mm first lien term loan facility due 2029 (the “Transaction”) Virtu has already received commitments to refinance its existing $50mm revolving credit facility due 2022 with a $250mm revolving credit facility due 2025 in connection with the Transaction Net proceeds from the Transaction will be used to pay down the existing first lien term loan, fund share repurchases and for general corporate purposes Pro forma for the Transaction, Total and Net Leverage will be 1.4x and 0.9x, respectively The Company is requesting commitments due from lenders by January 11th, 2022 at 5:00pm NYT 5 See endnotes at end of this supplement

Sources & Uses / Pro Forma Capitalization Market capitalization3: $5,220mm Sources ($mm) Uses ($mm) New Term Loan B $1,800 Refinance existing Term Loan B $1,600 New $250mm Revolving credit facility - Refinance existing $50mm Revolving credit facility - Share repurchases and general corporate purposes 200 Total sources $1,800 Total uses $1,800 Current capitalization Pro forma As of 9/30/2021 Amount x EBITDA Adj. Amount x EBITDA Cash and equivalents $684 $684 New $250mm Revolving credit facility due 20251 ---- 1st Lien term loan due 2026 1,600 1.2x (1,600) -- New 1st lien term loan due 2029 -- 1,800 1,800 1.4x SBI bonds 31 0.0x 31 0.0x Total debt $1,631 1.2x $1,831 1.4x Total net debt $947 0.7x $1,148 0.9x LTM 3Q2021 Adj. EBITDA2 $1,317 $1,317 6 Note: Excludes fees and expenses; See endnotes at end of this supplement

Borrower: VFH Parent LLC (the “Borrower”) Guarantors: Virtu Financial LLC and certain of its domestic subsidiaries (same as existing) Existing corporate ratings: Ba2 / B+ / BB- Facility: First Lien Term Loan Amount: $1,800mm Tenor: 7 years Use of proceeds: Refinance existing 1st lien term loan, fund share repurchases and general corporate purposes Financial covenants: None; covenant-lite Amortization: 1% per annum Call protection: 101 soft call for 6 months ECF Sweep: 50% of excess cash flow, with step downs to 25% and 0% at 3.50x and 3.00x Net First Lien Leverage, respectively (includes dollar-for-dollar deductions of ECF payment obligations for cash used for open market repurchases). Begins with the 4Q period ending June 30, 2023 and is payable annually thereafter Negative covenants: Usual and customary for a transaction of this type Summary Terms and Conditions 7

Term Loan Execution Timeline Week of: Event: January 3rd Host term loan B lender call on January 4th (12:00pm NYT) January 10th Commitments due on term loan B from lenders on January 11th (5:00pm NYT) Thereafter Closing and funding Key transaction dates January 2022 MTWTF 3 4 5 6 7 10 11 12 13 14 17 18 19 20 21 24 25 26 27 28 31 Bank / market holidays 8

Business Overview 9

10 Key Credit Highlights Proven, Talented and Aligned Management Team Broad Suite of Industry Leading Products Deeply Embedded in Client Workflows Scaled Service Provider to the Global Financial Markets World-Class Real-Time Risk Management Successful Expansion into Agency, Workflow and Analytics Businesses with Sticky Revenue Characteristics Global Blue-Chip Customer Franchise Disciplined Low-Cost Infrastructure with Modest Leverage Organic Revenue Growth Driven by Technology Integration and Expansion into New Products and Markets

Public Operating Segments Market Making Execution Services Trading Solutions Financial Technology Products End-to-end world class product suite Customer Market Making Non-Customer Market Making Brokerage Services Liquidity Sourcing Broker Neutral Workflow Analytics Multi-Asset Class Revenue Drivers Principal liquidity and price improvement to customers including retail (605) order flow, FX, equities and ETFs Global liquidity provider in: Equities, ETFs, FX, Fixed Income, Energy, Metals, Options Agency execution services including high touch, algos and smart routing, ETF and portfolio trading Liquidity discovery to achieve client trading objectives Integrated trading tools to manage trading ops, reporting and regulatory requirements Transaction cost analytics (TCA), peer database and portfolio optimization tools Market volumes Installed base fees Volatility Virtu’s Global Offerings 11 Global diversified customer base Broker Dealers Hedge Funds Asset Managers Long Only Mutual Funds Sovereigns & Pensions Investment Companies RIAs Servicing investors’ multi-asset execution, analytics, liquidity and workflow needs with our scalable, low-cost technology platform

Virtu has a Global, Diversified Client Franchise 12 Note: Virtu services over 30% of “Rule 605” retail order flow in the U.S., including flow from broker dealers, asset managers, RIAs and banks Virtu’s customer base spans global retail, RIA and institutional firms across the buy-side and sell-side

Business Update 13

Third Quarter Highlights • Strong Market Making performance – results increased 5% compared to 8% decline in U.S. Equity TCV o Realized volatility roughly flat QoQ, which is 10% below 2019 pre-pandemic average o U.S. Equity TCV 11% below FY 2020 average • Execution Services outperformed softening environment – results decreased 5%, a smaller decline than global market volumes in most regions o TCV down 8% in U.S., 21% in Canada, and 6% in Europe4 Adj. NTI1 $354M Normalized Adj. EPS1 $0.70 Adj. EBITDA1 $211M Adj. NTI/day1,2 $5.5M Adj. EBITDA Margin1,3 59.5% Debt to LTM Adj. EBITDA1 1.2x 3Q 2021 Highlights See endnotes at end of this supplement 14

15 Key Financial Metrics 2Q 2021 Total Adjusted Net Trading Income2 $975 $2,271 $784 $669 $362 $456 $728 $342 $354 Daily Average Adj. NTI 2 $3.9 $9.0 $12.7 $10.6 $5.7 $7.1 $11.9 $5.4 $5.5 Market Making Adj. NTI2 $605 $1,782 $652 $552 $257 $321 $575 $232 $249 Market Making Daily Average Adj. NTI 2 $2.4 $7.0 $10.5 $8.8 $4.0 $5.0 $9.4 $3.7 $3.9 Execution Services Adj. NTI2,3 $370 $489 $132 $117 $105 $135 $153 $110 $106 Execution Services Daily Average Adj. NTI 2,3 $1.5 $1.9 $2.1 $1.9 $1.6 $2.1 $2.5 $1.7 $1.7 Adjusted Cash Operating Expenses2 $543 $623 $215 $183 $114 $112 $163 $145 $144 - 1% Total Adjusted Operating Expenses2 $608 $690 $232 $200 $130 $128 $180 $161 $160 - 0% Adjusted EBITDA2 $432 $1,648 $570 $486 $249 $344 $565 $197 $211 + 7% Adjusted EBITDA Margin 4 44.3% 72.6% 72.6% 72.6% 68.7% 75.4% 77.6% 57.7% 59.5% + 1.7 pts Long Term Debt (at end of period) $1,957 $1,670 $1,957 $1,769 $1,669 $1,670 $1,667 $1,631 $1,631 + 0.0% Debt / LTM Adjusted EBITDA 2 4.5x 1.0x 2.2x 1.4x 1.2x 1.0x 1.0x 1.2x 1.2x + 3% Normalized Adjusted EPS2 $0.96 $5.76 $2.05 $1.73 $0.81 $1.18 $2.04 $0.63 $0.70 + 11% - 5% + 2% + 5% 1Q 2020 4Q 2020 Full Year 2020 2Q 2021 ($M) Full Year 20191 3Q 2021 2Q 2020 3Q 2020 1Q 2021 3Q 2021 v See endnotes at end of this supplement

Major Market Metrics 16 While 3Q 2021 exhibited higher volatility but lower volumes QoQ, 4Q 2021 exhibited a strong increase in both volumes and volatility QoQ

Organic Business Growth • Options Market Making: Growing options business faced with flat market volumes and a decline in realized volatility; continues to demonstrate relative strong performance as we increase symbol and venue coverage and invest in growing the team. • Crypto: Dedicated team trading ~20 products across spot, futures, and ETFs; now connected to all principal venues. • Virtu Capital Markets: Continues to utilize execution and distribution expertise to deliver liquidity to corporate issues. • Block ETF: Increasing competitiveness; we are now a top 5 liquidity provider as measured by winning hit rates and total notional volume dealt. See endnotes at end of this supplement 17 Daily Average Adj. NTI1 from Organic Growth Initiatives Total Adj. NTI 1 $40M $75M $166M $112M $57M $32M $23M % of Firmwide Adj. NTI1 3% 7% 7% 8% 8% 9% 6% + 61% CAGR2 $160k/day $296k/day $656k/day $595k/day $942k/day $503k/day $356k/day FY 2018 FY 2019 FY 2020 YTD 20213 1Q 2021 2Q 2021 3Q 2021

Consistent Earnings and Cash Flow 18 • Disciplined expense management results in consistently strong EBITDA margin through the cycle, with additional upside when the market backdrop improves 3Q21 EBITDA margin1 of 60% up from 58% in 2Q21 • Realized synergies from the KCG and ITG acquisitions in excess of original public guidance • Significant cash flow, low leverage and high interest coverage at all observed cyclical levels of revenues • Modest required CapEx and capital needs • Current levels of debt are manageable across various market environments • As long as leverage remains within historical parameters, remaining excess cash flow after the dividend distributed through share repurchases Operating Expense Discipline Opportunistically Return Cash Flow to Shareholders While Remaining Well Capitalized Strong Baseline Cash Flow Generation See endnotes at end of this supplement

Virtu Has Multiple Levers to Drive Growth

Virtu Through-the-Cycle Earnings

+

Organic Business Growth

Normalized Historical Results

	Normalized Pro Forma ANTI/Day[1,2]	Adjusted EBITDA[3]
Median	$5.5M	$834M

Pro forma results for Virtu + KCG + ITG result in through-the-cycle Adj. NTI per day of ~$5.5M annually -- ***before*** the benefits of growth initiatives and integration

Impact of Growth Initiatives

	Incremental ANTI/Day[4]	Incremental Adj. EBITDA[5]
High	$1,500K	$227
Low	$500K	$76

Combined Earnings Power

	Pro Forma ANTI/Day[6]	Pro Forma Adj. EBITDA[6]
Median	$6.5M	$986
Implied Growth	*+ 18%*	*+ 18%*

Organic growth initiatives, together with our stable cost structure, result in an estimated $76 to $227 of incremental Adj. EBITDA annually, or **~18% growth from median EBITDA** (based on midpoint of ranges)

Illustrative Range of Outcomes Based on 2021 Expense Guidance

Adj. NTI per Day (M)[7]	Full Year Adj. NTI (M)[7]	Full Year Adj. EBITDA (M)[7]	Target Debt / Adj. EBITDA[8]
$6.00	$1,512	$952	1.9x
$7.00	$1,764	$1,180	1.6x
$8.00	$2,016	$1,415	1.3x
$9.00	$2,268	$1,642	1.1x
$10.00	$2,520	$1,857	1.0x
$11.00	$2,772	$2,071	0.9x

Illustrative leverage pro-forma for the contemplated debt transaction

[7]Figures are shown for illustrative purposes only to illustrate range of potential outcomes for a full year (consisting of 252 trading days) assuming the Company performs in accordance with 2021 Adj. Operating Expense guidance, with nominally higher cash compensation estimates when Adjusted Net Trading Income per Day is in excess of $6.0M. Figures do not represent affirmation of such prior guidance nor do they represent the view of the Company. The Company's actual fourth quarter results are expected to be announced on or around February 9, 2022.

19

See endnotes at end of this supplement

20 Analyst Coverage Q4 20211 Firm Daily Average Adj. NTI 4Q 2021E (mm) Citi Research 5.32 Compass Point 5.62 Evercore 5.75 Goldman Sachs 5.40 Jefferies 5.70 JP Morgan 4.81 Morgan Stanley 5.20 Piper Sandler 5.55 Rosenblatt 5.34 UBS 5.23 Analyst Mean $5.39 Q4 results are anticipated to reflect the overall positive operating environment, consistent core business performance and further progress on organic growth initiatives. 1The fourth quarter estimates reflected on this slide are the opinions of research analysts associated with the financial institutions named above as published on or prior to January 3, 2022 which may be updated or amended from time to time, and do not represent the views of the Company. The Company’s actual fourth quarter results are expected to be announced on or around February 9, 2022.

Questions and Answers 21

Appendix 22

Income Statement 23 See endnotes at end of this supplement

Adjusted Net Trading Income $975 $784 $669 $362 $456 $2,271 $724 Adjusted EBITDA & Normalized Adjusted EPS 24 See endnotes at end of this supplement Adj. EBITDA / Normalized Adj. EPS ($M) FY 2018 FY 2019 1 1Q 2020 2Q 2020 3Q 2020 4Q 2020 FY 2020 1Q 2021 2Q 2021 3Q 2021 Income (Loss) Before income taxes $696 ($116) $466 $405 $253 $260 $1,383 $490 $135 $145 (+) Financing interest expense 72 122 26 22 20 20 88 19 20 20 (+) Debt issue cost related to debt refinancing and prepayment 12 41 4 13 10 2 29 2 2 1 (+) Depreciation and amortization 61 66 17 17 17 16 67 17 16 17 (+) Amortization of purchased intangibles and acquired capitalized software 26 71 19 19 18 18 74 18 18 17 EBITDA $867 $183 $532 $475 $318 $315 $1,640 $546 $192 $200 EBITDA Margin 85.0% 18.8% 67.9% 71.1% 87.7% 69.1% 72.2% 75.0% 56.0% 56.5% (+) Severance 11 103 4 (0) 3 3 10 2 1 2 (+) Transaction fees and expenses 11 26 0 0 2 0 3 (0) (0) 0 (+) Termination of office leases 23 66 0 0 0 9 10 1 4 0 (+) Share-based compensation 35 51 26 17 (5) 22 60 13 13 13 (+) Reserve for legal matters 2 1 4 (1) (0) 0 3 4 -- (+) Coronavirus one time costs & donations -- 3 0 0 1 5 0 - 0 (-) Other (340) 2 (1) (5) (70) (8) (83) (1) (11) (4) Adjusted EBITDA $620 $432 $570 $486 $249 $344 $1,648 $565 $197 $211 Adjusted EBITDA Margin 60.8% 44.3% 72.6% 72.6% 68.7% 75.4% 72.6% 77.6% 57.7% 59.5% (-) Financing interest expense 72 122 26 22 20 20 88 19 20 20 (-) Depreciation and amortization 61 66 17 17 17 16 67 17 16 17 Normalized Adjusted Pre-Tax Income $487 $244 $527 $447 $212 $308 $1,494 $528 $161 $174 (-) Normalized provision for income taxes 112 59 126 107 51 74 358 127 39 42 Normalized Adjusted Net Income $375 $186 $400 $340 $161 $234 $1,135 $402 $122 $132 Weighted average fully diluted shares outstanding 191.3 192.6 195.0 197.1 198.1 197.5 196.9 197.0 194.8 190.1 Normalized Adjusted EPS $1.96 $0.96 $2.05 $1.73 $0.81 $1.18 $5.76 $2.04 $0.63 $0.70

Debt Capitalization 25 See endnotes at end of this supplement Debt Structure at September 30, 2021 Debt Description ($M) Maturity Rate Balance First Lien Debt - Floating Mar 2026 L + 3.00% $75 First Lien Debt - Fixed with 4.565% swap3 Mar 2026 4.565% $1,000 First Lien Debt - Fixed with 4.465% swap4 Mar 2026 4.465% $525 Japannext5 Jan 2023 5.00% $32 Total6 4.47% $1,631 LTM Adjusted EBITDA2 $1,317 Debt / LTM Adjusted EBITDA2 1.2x $73.0 Annual Interest $2.3 $45.7 $23.4 $1.6 2 3 4 5 1 1

Balance Sheet & Trading Capital

Assets ($M)	9/30/2021
Cash and cash equivalents	684
Cash and securities segregated under regulations and other	70
Securities borrowed	1,278
Securities purchased under agreements to resell	170
Receivables from broker dealers and clearing organizations	1,452
Financial instruments owned, at market	3,978
Receivables from customers	414
Property, equipment and capitalized software, net	104
Operating lease right-to-use of assets	248
Goodwill	1,149
Intangibles, net of accumulated amortization	403
Deferred tax assets	176
Other assets	303
Total Assets	**$ 10,429**

Liabilities and Equity ($M)	9/30/2021
Short-term borrowings	313
Securities loaned	1,017
Securities sold under agreement to repurchase	583
Payables to broker dealers and clearing organizations	1,095
Payables to customers	183
Financial instruments sold, not yet purchased, at market	2,872
Accounts payable and accrued expenses and other liabilities	414
Operating lease liabilities	293
TRA payment liability	255
Long-term borrowings	1,604
Total Liabilities	**$ 8,629**
Equity	1,801
Total Liabilities and Equity	**$ 10,429**

Invested Capital ($M) As of:	3/31/19[1]	6/30/19	9/30/19	12/31/19	3/31/20	6/30/20	9/30/20	12/31/20	3/31/21	6/30/21	9/30/21
Trading Capital[2]	**1,714**	**1,631**	**1,637**	**1,604**	**1,997**	**2,141**	**1,981**	**2,075**	**2,266**	**2,089**	**1,984**
(-) Cash reserved for operations, taxes payable, and other accrued and unpaid liabilities[3]	(20)	(35)	(56)	(77)	(496)	(463)	(303)	(338)	(418)	(246)	(170)
Invested Capital	**1,694**	**1,596**	**1,581**	**1,527**	**1,501**	**1,678**	**1,678**	**1,737**	**1,848**	**1,843**	**1,814**

26

See endnotes at end of this supplement

GAAP Income Statement

Income Statement *($mm)*	FY 2018	FY 2019[1]	1Q 2020	2Q 2020	3Q 2020	4Q 2020	FY 2020	1Q 2021	2Q 2021	3Q 2021
Trading income, net	$1,267	$912	$802	$744	$441	$505	$2,493	$813	$385	$394
Commissions, net and technology services	184	499	171	148	134	148	601	192	143	136
Interest and dividends income	88	109	27	9	11	15	62	7	10	10
Other, net	340	(2)	1	5	70	8	83	1	11	4
Total Revenues	**$1,879**	**$1,517**	**$1,001**	**$906**	**$656**	**$677**	**$3,239**	**$1,013**	**$549**	**$544**
Brokerage, exchange, clearance fees and payments for order flow, net	376	387	174	204	196	185	759	259	171	159
Communications and data processing	176	209	55	56	52	51	214	52	53	56
Employee compensation and payroll taxes	216	384	170	121	36	66	394	105	84	85
Interest and dividends expense	142	158	41	29	27	28	126	24	25	27
Operations and administrative	67	104	27	22	25	21	95	26	22	18
Depreciation and amortization	61	66	17	17	17	16	67	17	16	17
Amortization of purchased intangibles and acquired capitalized software	26	71	19	19	18	18	74	18	18	17
Termination of office leases	23	66	0	0	0	9	10	1	4	0
Debt issue cost related to debt refinancing and prepayment	12	41	4	13	10	2	29	2	2	1
Transaction fees and expenses	11	26	0	0	2	0	3	(0)	(0)	0
Financing interest expense	72	122	26	22	20	20	88	19	20	20
Total Operating Expenses	**$1,182**	**$1,633**	**$534**	**$501**	**$404**	**$417**	**$1,856**	**$523**	**$414**	**$399**
Income (Loss) Before income taxes	**$696**	**($116)**	**$466**	**$405**	**$253**	**$260**	**$1,383**	**$490**	**$135**	**$145**
Provision for income taxes (benefit)	76	(12)	78	69	53	62	262	81	26	22
Net Income (Loss)	**$620**	**($104)**	**$388**	**$335**	**$200**	**$198**	**$1,121**	**$409**	**$109**	**$123**

27

See endnotes at end of this supplement

Adjusted Net Trading Income Reconciliation

Operating Segments

Adjusted Net Trading Income Reconciliation *($M)*	Total						
	1Q 2020	**2Q 2020**	**3Q 2020**	**4Q 2020**	**1Q 2021**	**2Q 2021**	**3Q 2021**
Trading income, net	802	744	441	505	813	385	394
Commissions, net and technology services	171	148	134	148	192	143	136
Brokerage, exchange, clearance fees and payment for order flow, net	(174)	(204)	(196)	(185)	(259)	(171)	(159)
Interest and dividends, net	(15)	(20)	(16)	(13)	(17)	(15)	(17)
Adjusted Net Trading Income	**784**	**669**	**362**	**456**	**728**	**342**	**354**

Adjusted Net Trading Income Reconciliation *($M)*	Market Making						
	1Q 2020	**2Q 2020**	**3Q 2020**	**4Q 2020**	**1Q 2021**	**2Q 2021**	**3Q 2021**
Trading income, net	803	745	442	466	801	381	389
Commissions, net and technology services	1	(1)	9	43	14	9	9
Brokerage, exchange, clearance fees and payment for order flow, net	(137)	(173)	(178)	(176)	(223)	(145)	(135)
Interest and dividends, net	(15)	(19)	(16)	(12)	(17)	(13)	(15)
Adjusted Net Trading Income	**652**	**552**	**257**	**321**	**575**	**232**	**249**

Adjusted Net Trading Income Reconciliation *($M)*	Execution Services						
	1Q 2020	**2Q 2020**	**3Q 2020**	**4Q 2020**	**1Q 2021**	**2Q 2021**	**3Q 2021**
Trading income, net	(0)	(1)	(1)	39	11	4	5
Commissions, net and technology services	170	148	124	105	178	134	127
Brokerage, exchange, clearance fees and payment for order flow, net	(37)	(31)	(19)	(9)	(36)	(26)	(24)
Interest and dividends, net	(0)	(0)	(0)	(0)	0	(3)	(2)
Adjusted Net Trading Income	**132**	**117**	**105**	**135**	**153**	**110**	**106**

28

29 Adjusted Net Trading Income Reconciliation Organic Growth Initiatives 2018 2019 2020 1Q 2021 2Q 2021 3Q 2021 Trading income, net 36 77 246 62 35 28 Commissions, net and technology services 7 11 23 13 7 7 Brokerage, exchange, clearance fees and payment for order flow, net (2) (9) (88) (12) (7) (7) Interest and dividends, net (1) (4) (15) (6) (4) (5) Adjusted Net Trading Income 40 75 166 57 32 23 Adjusted Net Trading Income Reconciliation ($M) Organic Growth Initiatives

30 Adjusted Operating Expense Reconciliation See endnotes at end of this supplement Adjusted Operating Expense Reconciliation ($M) 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 FY 2019 1 FY 2020 Employee compensation and payroll taxes $170 $121 $36 $66 $105 $84 $85 $384 $394 Operations and administrative $27 $22 $25 $21 $26 $22 $18 $104 $95 Communications and data processing $55 $56 $52 $51 $52 $53 $56 $209 $214 Depreciation and amortization $17 $17 $17 $16 $17 $16 $17 $66 $67 Less: Severance ($4) $0 ($3) ($3) ($2) ($1) ($2) ($103) ($10) Share-based compensation ($26) ($17) $5 ($22) ($13) ($13) ($13) ($51) ($60) Other ($8) $1 ($0) ($1) ($4) -($0) ($1) ($8) Adjusted Operating Expense $232 $200 $130 $128 $180 $161 $160 $608 $690

Disclaimer 31 Cautionary Statement Regarding Forward Looking Statements This presentation may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the effect of the acquisition of Investment Technology Group, Inc. (“ITG”) on existing business relationships, operating results, and ongoing business operations generally; the significant costs and significant indebtedness that we have incurred in connection with the acquisition of ITG; the anticipated benefits, cost savings and synergies or capital release may not be achieved; the assumption of potential liabilities relating to ITG's business; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, capital expenditures, debt service and dividend payments; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. GAAP and Non-GAAP Results This presentation includes certain non-GAAP financial measures, including Normalized Adjusted EPS, Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Pre-Tax Income, EBITDA, Adjusted EBITDA, Adjusted Operating Expense, LTM Debt / Adjusted EBITDA Ratio, and Adjusted EBITDA Margin. Non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Other companies may use similarly titled non‐GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non‐GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non‐GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non‐GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP. A reconciliation of non‐GAAP measures to the most directly comparable financial measure prepared in accordance with GAAP is included at the end of this presentation. Industry and other statistical data Industry and market data contained in this presentation were obtained through company research, surveys and studies conducted by third parties and industry and general publications. Certain information is based on studies, analyses and surveys prepared by the Bank for International Settlements, Bloomberg, Cboe Global Markets, Inc., the Futures Industry Association, the Investment Industry Regulatory Organization of Canada and the World Federation of Exchanges. While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors.

32 End Notes Slide 5 Executive Summary 1. LTM 3Q 2021 Adj. Net Trading Income per day calculated using 252 trading days. 2. This reflects a non-GAAP measure. Please refer to slides at the end of this presentation for reconciliation to the equivalent GAAP measure. Prior period reconciliations available https://ir.virtu.com/financials-and-filings/quarterly-results/default.aspx. 3. Adj. EBITDA Margin is calculated as Adjusted EBITDA divided by Adjusted Net Trading Income. Slide 6 Sources & Uses / Pro Forma Capitalization 1. Virtu has already received commitments for the new $250mm RCF associated with this transaction 2. This reflects a non-GAAP measure. Please refer to slides at the end of this presentation for reconciliation to the equivalent GAAP measure. Prior period reconciliations available https://ir.virtu.com/financials-and-filings/quarterly-results/default.aspx. 3. Based on VIRT 12/30/2021 closing price of $28.65 and ~182.2mm shares outstanding Slide 14 Third Quarter Highlights 1. This reflects a non-GAAP measure. Please refer to slides at the end of this presentation for reconciliation to the equivalent GAAP measure. Prior period reconciliations available https://ir.virtu.com/financials-and-filings/quarterly-results/default.aspx. 2. 3Q 2021 Adj. Net Trading Income per day calculated using 64 trading days. 3. Adj. EBITDA Margin is calculated as Adjusted EBITDA divided by Adjusted Net Trading Income. 4. US TCV refers to US Equity Consolidated Share Volume; Canada TCV refers to IIROC All Trade All Listing Total Share Volume; Europe TCV refers to Pan-European € Notional Value (including Auctions). Slide 15 Key Financial Metrics 1. ITG revenues and expenses included in financials beginning on March 1, 2019 close date. 2. This reflects a non-GAAP measure. Please refer to slides at the end of this presentation for reconciliation to the equivalent GAAP measure. Prior period reconciliations available https://ir.virtu.com/financials-and-filings/quarterly-results/default.aspx. 3. Includes MatchNow revenues prior to sale in July 2020. 4. Adj. EBITDA Margin is calculated as Adjusted EBITDA divided by Adjusted Net Trading Income. Note: # of trading days used in Adj. Net Trading Income per day calculations: 252, 253, 62, 63, 64, 64, 61, 63, and 64 for FY 2019, FY 2020, 1Q20, 2Q20, 3Q20, 4Q20, 1Q21, 2Q21, and 3Q21, respectively. Slide 17 Organic Business Growth 1. This reflects a non-GAAP measure. Please refer to slides at the end of this presentation for reconciliation to the equivalent GAAP measure. Prior period reconciliations available https://ir.virtu.com/financials-and-filings/quarterly-results/default.aspx. 2. Organic Growth Initiatives CAGR measures the annually-compounded rate of return of Organic Growth Initiatives Daily Average Adjusted Net Trading Income over the 2.75-year period from FY 2018 to YTD September 30, 2021. 3. YTD as of September 30, 2021. Note: # of trading days used in Adj. Net Trading Income per day calculations: 251, 252, 253, 188, 61, 63, and 64 for FY 2018, FY 2019, FY 2020, YTD 2021, 1Q 2021, 2Q 2021, and 3Q 2021, respectively. Slide 18 Consistent Earnings and Cash Flow 1. This reflects a non-GAAP measure. Please refer to slides at the end of this presentation for reconciliation to the equivalent GAAP measure. These notes refer to metrics and/or defined terms presented on:

33 End Notes—continued Slide 19 Virtu Has Multiple Levers to Drive Growth 1. This reflects a non-GAAP measure. Please refer to slides at the end of this presentation for reconciliation to the equivalent GAAP measure. Prior period reconciliations available https://ir.virtu.com/financials-and-filings/quarterly-results/default.aspx. 2. Normalized Historical Pro Forma ANTI/Day calculated as actual Pro Forma ANTI/Day less ANTI/day from GQS, BondPoint, MatchNow, and Organic Growth Initiatives. Median Normalized Historical Pro Forma ANTI/Day calculated as the median of Normalized Historical Pro Forma ANTI/Day from 2015 through 2020. 3. Normalized Historical Adjusted EBITDA calculated as Median Normalized Historical Pro Forma ANTI/Day multiplied by 252 trading days less midpoint of 2021 Adjusted Cash Operating Expense Guidance ($560M). 4. The range of Incremental ANTI/Day from Growth Initiatives reflects a Virtu management estimate of long-term steady-state ANTI from Growth Initiatives. 5. Incremental Adj. EBITDA from Growth Initiatives uses a trading day count of 252 to calculate full-year Incremental ANTI from Growth Initiatives and a 60% EBITDA margin. 6. Combined Pro Forma ANTI/Day calculated as the sum of Median Normalized Historical Pro Forma ANTI/Day and Median Incremental ANTI/Day from Growth Initiatives. Combined Pro Forma Adj. EBITDA calculated as the sum of Normalized Historical Adj. EBITDA and Median Incremental Adj. EBITDA from Growth Initiatives. Implied Growth compares Combined Pro Forma results to Normalized Historical results. 7. Figures are shown for illustrative purposes only to illustrate range of potential outcomes for a full year (consisting of 252 trading days) assuming the Company performs in accordance with 2021 Adj. Operating Expense guidance, with nominally higher cash compensation estimates when Adjusted Net Trading Income per Day is in excess of $6.0M. Figures do not represent affirmation of such prior guidance nor do they represent the view of the Company. The Company’s actual fourth quarter results are expected to be announced on or around February 9, 2022. 8. Assumes Debt of $1,831 million. Slide 20 Analyst Coverage 4Q 2021 1. The fourth quarter estimates reflected on this slide are the opinions of research analysts associated with the financial institutions named above as published on or prior to January 3, 2022 which may be updated or amended from time to time, and do not represent the views of the Company. The Company’s actual fourth quarter results are expected to be announced on or around February 9, 2022. Slide 23/24 Income Statement / Adjusted EBITDA & Normalized Adjusted EPS 1. ITG revenues and expenses included in financials beginning on March 1, 2019 close date. Prior period reconciliations available at ir.virtu.com. Slide 25 Debt Capitalization 1. This reflects a non-GAAP measure. Please refer to slides at the end of this presentation for reconciliation to the equivalent GAAP measure. Prior period reconciliations available https://ir.virtu.com/financials-and-filings/quarterly-results/default.aspx. 2. Virtu entered into a fixed-for-floating interest rate swap ending February 2025. 3. Virtu entered into a fixed-for-floating interest rate swap ending October 2024. 4. 3.5 billion JPY. 5. Blended rate. Slide 26 Balance Sheet and Trading Capital 1. ITG revenues and expenses included in financials beginning on March 1, 2019 close date. 2. This reflects a non-GAAP measure. Please refer to slides at the end of this presentation for reconciliation to the equivalent GAAP measure. Prior period reconciliations available https://ir.virtu.com/financials-and-filings/quarterly-results/default.aspx. 3. Comprises cash anticipated to be used in the operations of the business, including cash anticipated to be paid to satisfy tax and compensation liabilities, payments of debt pursuant to debt covenants, as well as dividends and other distributions to equity owners. Slide 27/30 GAAP Income Statement / Adjusted Operating Expense Reconciliation 1. ITG revenues and expenses included in financials beginning on March 1, 2019 close date. Prior period reconciliations available at ir.virtu.com. These notes refer to metrics and/or defined terms presented on: